PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Michael Gelmon, CEO
Banyan Corporation (800) 808-0899
e-mail: adavis@chiropracticusa.net
www.ChiropracticUSA.net
www.Banyancorp.com

BANYAN CORPORATION FORMS SUBSIDIARY
“DIAGNOSTIC USA” AND ACQUIRES STAKE IN NATIONAL
DIAGNOSTIC IMAGING COMPANY

Los Angeles, California.-- (BUSINESS WIRE) -- January 31, 2005, Banyan Corporation (OTCBB: BANY) is pleased to announce that it has formed a new wholly-owned subsidiary, Diagnostic USA, Inc., (“Diagnostic USA”) which Banyan Corporation (“Banyan”) intends to utilize to enter the diagnostic imaging arena. The formation of Diagnostic USA is expected to both augment Banyan’s business and greatly enhance the capabilities and offerings of the company’s growing chain of Chiropractic USA clinics.

Banyan has ratified the January 7th Purchase Agreement wherein Diagnostic USA may acquire up to a 40% interest in Diagnostic Solutions of America, LLC (“Diagnostic Solutions”) from its parent company National Diagnostic Solutions, Inc. The acquisition is expected to close before March 2005.

Diagnostic Solutions of America, LLC has taken over the Nerve Conduction Velocity testing unit from National Diagnostic Solutions, Inc., which had gross 2004 revenues in excess of $7 million. “We expect Diagnostic USA’s investment in Diagnostic Solutions, to allow us to service an even greater number of doctors and their patients with more clinical certainty throughout the country,” stated Dr. Jeff Rebarcak, CEO of National Diagnostic Solutions, Inc. and Diagnostic Solutions of America, LLC.

Commenting on the acquisition, Cory Gelmon, Banyan’s President said, “There are many synergies in this acquisition. Diagnostic Solutions brings a significant depth of imaging technology and diagnostic expertise to the table which fits in perfectly with our intent to create what we believe will be the first truly standardized full-service national brand of chiropractic clinics. This investment should strengthen Chiropractic USA’s offerings and capabilities by increasing the resources our franchisees can offer their patients.”

* * *

Banyan CEO Michael Gelmon concluded, “Expanding into diagnostic imaging is something that we have been working on for a long time. In addition to diversifying the business of Banyan Corporation, it allows us to compliment our growing Chiropractic brand - Chiropractic USA - and strengthens Banyan’s commitment to the growing health care segment. Adding over $7 million of top-line revenue to Banyan Corporation should further enhance our financial statements.”

For more information on Chiropractic USA and Diagnostic USA contact Banyan Corporation Investor Relations toll-free at (800) 808-0899 or visit www.chiropracticUSA.net.

About Banyan Corporation
Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in various innovative businesses. Currently the company’s subsidiary, Chiropractic USA, Inc. is focusing on the development of branded chiropractic clinics throughout North America by way of franchising chiropractic clinics under its marks and uniform operating systems and practices. The company’s other subsidiary; Banyan Financial Services, Inc. is providing practice finance solutions to the chiropractic, medical, dental and healthcare communities.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan’s filings with the Securities and Exchange Commission.

# # #

* * *